Exhibit 5.1

September 29, 2017

Two Rivers Water & Farming Company

43025 S. Parker Road, Suite 140

Aurora, Colorado 42307

Ladies and Gentlemen:

We have acted as special Colorado counsel to Two Rivers Water & Farming Company, a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) of shares of common stock, $0.001 par value (the “Common Stock”), of the Company having a market price at issuance of $5,150,000 (the “Selling Shareholder Shares”).

We have examined the Registration Statement and the form of Restated Articles of Incorporation of the Company. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, with your consent we have relied upon certificates or assurances of public officials and of officers and representatives of the Company

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents. We have also assumed that the total number of Selling Shareholder Shares shall not exceed the total number of shares of Common Stock available under the Company’s Restated Articles of Incorporation.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Selling Shareholder Shares have been duly authorized by all necessary corporate action of the Company, and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the Company’s board of directors has taken all necessary action to approve the issuance and sale of the Selling Shareholder Shares, including determination of a specific number of Selling Shareholder Shares to be issued, (c) upon payment and delivery for the Selling Shareholder Shares in accordance with the Equity Purchase Agreement dated September 14, 2017 between the Company and the Selling Shareholder, (d) when paid for in cash in an amount equal to or in excess of, on a per share basis, the par value of the Selling Shareholder Shares, and (e) when the Selling Shareholder Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Shareholder, the Selling Shareholder Shares will have been validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Colorado Business Corporation Act.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Selling Shareholder Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

/s/ Douglas R. Wright
Douglas R. Wright